Copart, Inc.

For Immediate Release

Copart Reports First Quarter Fiscal 2014 Financial Results

Dallas, Texas. (November 25, 2013) — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter ended October 31, 2013.

For the three months ended October 31, 2013, revenue, operating income and net income were $279.9 million, $65.0 million and $41.4 million, respectively.  These represent an increase in revenue of $41.0 million, or 17.2%; and decreases in operating income of $9.4 million, or 12.6%; and in net income of $4.4 million, or 9.6%, respectively, from the same quarter last year.  Fully diluted earnings per share for the three months were $0.32 compared to $0.36 last year, a decrease of 11.1%.

Included in the financial results for the most recent quarter are the results of our QCSA acquisition, which we closed on May 30, 2013.  These results included revenues of $17.2 million and expenses, excluding severance and lease termination costs, of $17.9 million.  We expect our QCSA acquisition to contribute to our operating profit by our third quarter of this fiscal year.  During the quarter, severance and lease termination costs totaled $3.7 million.  We expect severance and lease termination costs to continue into our third quarter of this fiscal year.

On Tuesday, November 26, 2013, at 11 a.m. Eastern time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live at
http://w.on24.com/r.htm?e=723058&s=1&k=E6381375F4F886EED7BA2F166873679E. A replay of the call will be available through December 24, 2013 by calling (888) 203-1112.  Use confirmation code #9392710.

About Copart

Copart, founded in 1982, provides vehicle sellers with a full range of remarketing services to process and sell salvage and clean title vehicles to dealers, dismantlers, rebuilders, exporters and, in some states, to end users.  Copart remarkets the vehicles through Internet sales utilizing its VB3 technology.  Copart sells vehicles on behalf of insurance companies, banks, finance companies, fleet operators, dealers, car dealerships and others, as well as cars sourced from the general public. The company currently operates in the United States and Canada (www.copart.com), the United Kingdom (www.copart.co.uk), Brazil (www.copart.com.br), Germany (www.copart.de), the United Arab Emirates (www.copart.ae) and Spain (www.autoresiduos.com). Copart links sellers to more than 750,000 members in over 140 countries worldwide through our online multi-channel platform.  For more information, or to become a member, visit www.copart.com.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254 ~ (972) 391-5000

Copart, Inc.

Cautionary Note About Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, and these forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management's Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:

Deana Lott, Assistant to the Chief Financial Officer

(972) 391-5094

Deana.lott@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254 ~ (972) 391-5000

Copart, Inc.

Consolidated Statements of Income

(in thousands, except per share data)

(Unaudited)

	Three months ended October 31,
	2013	2012
Service revenues and vehicle sales:
Service revenues	$226,363	$195,179
Vehicle sales	53,520	43,687
Total service revenues and vehicle sales	279,883	238,866

Operating costs and expenses:
Yard operations	115,861	88,021
Cost of vehicle sales	46,091	36,311
Yard depreciation and amortization	10,095	9,098
Gross margin	107,836	105,436
General and administrative	38,468	27,338
General and administrative depreciation and amortization	4,409	3,741
Total operating expenses	214,924	164,509
Operating income	64,959	74,357
Other (expense) income:
Interest expense	(2,137)	(2,476)
Other income (expense) , net	1,423	(293)
Total other expense	(714)	(2,769)
Income before income taxes	64,245	71,588
Income taxes	22,823	25,743
Net income	$41,422	$45,845

Earnings per share-basic
Basic net income per share	$0.33	$0.37
Weighted average common shares outstanding	125,460	124,302

Earnings per share-diluted
Diluted net income per share	$0.32	$0.36
Weighted average common shares and dilutive potential common shares outstanding	130,706	128,473

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254 ~ (972) 391-5000

Copart, Inc.

Consolidated Balance Sheets

(in thousands)

(Unaudited)

	October 31, 2013	July 31, 2013
ASSETS

Current assets:
Cash and cash equivalents	$77,052	$63,631
Accounts receivable, net	187,615	182,714
Vehicle pooling costs and inventories	30,507	31,202
Income taxes receivable	1,846	9,416
Deferred income taxes	2,656	2,216
Prepaid expenses and other assets	19,350	15,344
Assets held for sale	1,929	1,929
Total current assets	320,955	306,452
Property and equipment, net	692,398	677,517
Intangibles, net	15,907	17,706
Goodwill	281,447	267,463
Deferred income taxes	29,029	30,117
Other assets	57,652	35,226
Total assets	$1,397,388	$1,334,481

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$154,847	$136,648
Bank overdraft	—	16,291
Deferred revenue	4,179	4,832
Income taxes payable	21,576	4,741
Current portion of long-term debt and capital lease obligations	77,305	76,047
Total current liabilities	257,907	238,559
Deferred income taxes	7,475	8,071
Income taxes payable	23,399	23,091
Long term debt and capital lease obligations	280,121	296,410
Other liabilities	5,839	5,949
Total liabilities	574,741	572,080
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.0001 par value – 5,000,000 shares authorized; no shares issued and outstanding at October 31, 2013 and July 31, 2013 respectively	—	—
Common stock, $0.0001 par value - 180,000,000 shares authorized; 125,547,268 and 125,494,995 shares issued and outstanding at October 31, 2013 and July 31, 2013, respectively	13	13
Additional paid-in capital	373,177	368,769
Accumulated other comprehensive loss	(32,680)	(47,161)
Retained earnings	482,137	440,780
Total shareholders’ equity	822,647	762,401
Total liabilities and shareholders’ equity	$1,397,388	$1,334,481

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254 ~ (972) 391-5000

Copart, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended October 31,
	2013	2012
Cash flows from operating activities:
Net income	$41,422	$45,845
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,504	12,839
Allowance for doubtful accounts	350	—
Stock-based compensation	4,867	5,174
Excess tax benefits from stock-based compensation	(58)	(1,922)
Gain on sale of property and equipment	(674)	(204)
Deferred income taxes	(3,010)	(3,778)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(4,706)	(9,596)
Vehicle pooling costs and inventories	1,066	982
Prepaid expenses and other current assets	(3,699)	(635)
Other assets	(15,027)	(6,039)
Accounts payable and accrued liabilities	6,483	8,108
Deferred revenue	(654)	(174)
Income taxes receivable	7,633	3,067
Income taxes payable	16,909	21,517
Other liabilities	2,309	131
Net cash provided by operating activities	67,715	75,315

Cash flows from investing activities:
Purchases of property and equipment including acquisitions	(21,595)	(48,069)
Proceeds from sale of property	853	894
Investment in escrow	—	(11,167)
Net cash used in investing activities	(20,742)	(58,342)

Cash flows from financing activities:
Proceeds from the exercise of stock options	312	4,148
Excess tax benefit from stock-based payment arrangements	58	1,922
Change in bank overdraft	(16,291)	—
Principal payments on long-term debt	(18,750)	(18,755)
Repurchase of common stock	(310)	(13,885)
Net cash used in financing activities	(34,981)	(26,570)

Effect of foreign currency translation	1,429	915

Net increase (decrease) in cash and cash equivalents	13,421	(8,682)

Cash and cash equivalents at beginning of period	63,631	140,112
Cash and cash equivalents at end of period	$77,052	$131,430

Supplemental disclosure of cash flow information:
Interest paid	$2,286	$2,584
Income taxes paid	$1,548	$4,949

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254 ~ (972) 391-5000